UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549


                       -----------------------

                               FORM 8-K

                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934

                       -----------------------

          Date of Report (Date of earliest event reported):
                            June 14, 2007


                   United States Steel Corporation
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        (Exact name of registrant as specified in its charter)


       Delaware                1-16811               25-1897152
   ---------------     ----------------------   -------------------
   (State or other        (Commission File         (IRS Employer
   jurisdiction of             Number)          Identification No.)
    incorporation)

       600 Grant Street, Pittsburgh, PA              15219-2800
      ----------------------------------             ----------
      (Address of principal executive               (Zip Code)
                   offices)

                            (412) 433-1121
                    ------------------------------
                   (Registrant's telephone number,
                         including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On June 14, 2007, United States Steel Corporation (U. S. Steel) announced the completion of its acquisition of Lone Star Technologies, Inc. (Lone Star). Lone Star is a leading producer of welded tubular products with the capacity to produce over one million tons annually. The aggregate purchase price was approximately $2.1 billion, which U. S. Steel financed through a combination of cash on hand and financing under its existing bank credit facilities and a portion of the proceeds of its May 16, 2007 offering of $1.1 billion in senior unsecured notes. Prior to the acquisition, Lone Star was a widely traded public company.

The press release announcing the acquisition is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

     99.1 Press Release titled "U. S. Steel Completes Purchase of Lone Star Technologies"

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION



By   /s/ Larry G. Schultz
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     Larry G. Schultz
     Vice President & Controller



Dated:  June 14, 2007